UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1730 E. Northern Avenue, Suite 122
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 11, 2018, InnSuites Hospitality Trust (the “Trust”) received a letter from the NYSE AMERICAN informing us that the Trust is back in compliance with all of the NYSE American LLC continued listing standards set forth in Part 10 of the NYSE American Company Guide. Specifically, the Company has resolved the continued listing deficiencies with respect to Section 1003(a)(iii) of the Company Guide reference in the Exchange’s letters dated January 19, 2017. The Trust’s shareholders equity as of October 31, 2017 and July 31, 2017 exceeded $9 million which met the minimum requirement of $6 million. The Trust will be subject to ongoing review for compliance with NYSE MKT requirements as part of the Exchange’s routine monitoring.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: January 18, 2018